CONFIDENTIAL June 2024 Investor Presentation

Disclaimer 2 THIS CONFIDENTIAL PRESENTATION (THIS "PRESENTATION") DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES. AN OFFER AND SALE OF SECURITIES, IF ANY, SHALL BE MADE ONLY PURSUANT TO A PRELIMINARY OFFERING MEMORANDUM, ALONG WITH ANY SUPPLEMENTAL OFFERING MATERIALS AVAILABLE AT THE TIME OF SALE OF ANY SECURITIES ("OFFERING MATERIALS"), AND NOT IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED. YOU MAY NOT MAKE AN INVESTMENT DECISION BASED ON THIS PRESENTATION ALONE. SECURITIES SHALL ONLY BE OFFERED OR SOLD, IF AT ALL, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc. (collectively the "Company") with respect to the proposed merger, certain current and future events and financial performance, including liquidity, financing efforts, operational performance and the Company’s continued ability to compete successfully. All statements other than statements of historical fact could be deemed forward-looking, including but not limited to statements with words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” “continues,” “may,” “should,” “will,” “could,” “potentially,” variations of such words, and similar expressions. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any anticipated future results, expressed or implied, in these forward-looking statements. These risks, uncertainties, and assumptions that contribute to the uncertain nature of the forward-looking statements contained herein including those related to the merger, including the timing of completion of the merger, the receipt of necessary approvals to complete the merger and the significance and timing of costs related to the merger, the impact of the Company’s agreement with Amazon and the role of cargo in the Company’s business model; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company’s dependence on the tourism industry; the Company’s ability to generate sufficient cash and manage the cash available; the Company’s ability to accurately forecast quarterly and annual results; global economic volatility; macroeconomic political and regulatory developments; geopolitical conflict; the impact of climate change or natural disasters; the price and availability of fuel, aircraft parts and personnel; foreign currency exchange rate fluctuations; competitive pressures, including the impact of increasing industry capacity on the Company’s Domestic routes; maintenance of privacy and security of customer-related information and compliance with applicable federal and foreign privacy or data security regulations or standards; the Company’s dependence on technology and automated systems; the Company’s reliance on third-party contractors; satisfactory labor relations; the Company’s ability to attract and retain qualified personnel and key executives; successful implementation of the Company’s growth strategy and cost reduction goals; adverse publicity; negative impacts to the Company’s intellectual property rights or brand; risks related to the airline industry; the Company’s ability to obtain and maintain adequate facilities and infrastructure; seasonal and cyclical volatility; the effect of applicable state, federal and foreign laws and regulations; increases in insurance costs or reductions in coverage; the limited number of suppliers for aircraft, aircraft engines and parts; the Company’s existing aircraft purchase agreements; delays in aircraft or engine deliveries or other loss of fleet capacity; timing for entry into service of aircraft; changes in the Company’s future capital needs; fluctuations in the Company’s share price; the Company’s financial liquidity; and the Company’s ability to implement our growth strategy; and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as other documents that may be filed by the Company from time to time with the SEC. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof, even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. This presentation also includes certain non-GAAP financial measures used by the Company to provide readers with additional information on its financial and operating performance. Such measures are not recognized measures for financial statement presentation under GAAP, do not have standardized meanings, may not be comparable to similar measures presented by other entities and should not be considered a substitute for or superior to GAAP results. Readers are advised to review the sections entitled Non-GAAP Financial Measures in the Company’s public filings for a further discussion of such non-GAAP measures. The information presented in this presentation is preliminary and, if any securities are offered, will be superseded by the Offering Materials. The information presented in this presentation is in a condensed form and is not complete. If any securities are offered and sold, an investment in such securities will be speculative, not suitable for every person, and such securities will be intended for experienced and sophisticated investors who are willing to bear the high economic risk of the investment, which may include the factors described in the section titled "Risk Factors" and elsewhere in the applicable Offering Materials. The information presented in this presentation is furnished to you with the understanding that as a sophisticated investor you understand and accept its inherent limitations. If any securities are offered and sold, you should base your investment decision with respect to such securities solely in reliance on the information contained in the applicable Offering Materials. This presentation is being furnished to you solely for informational purposes on a confidential basis and may not be reproduced or redistributed, in whole or in part, directly or indirectly, to any other person. The distribution, disclosure and/or review of this presentation and the information herein is subject to your agreement to keep it strictly confidential. If you do not so agree, do not turn the page or review the information in this presentation and return it immediately to the Company. By accepting this presentation, (1) you agree that you are (a) a qualified institutional buyer or (b) not a U.S. Person and are located outside of the U.S. for purposes of Regulation S under the Securities Act and (2) you understand that, if any securities are offered and sold, such securities have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered, sold or otherwise transferred unless an exemption from registration under the Securities Act and applicable state securities laws is available. In addition, this presentation may not be disclosed, in whole or in part, or summarized or otherwise referred to, without the Company’s prior written consent. The information contained in this presentation is subject to material change, completion or material amendment from time to time without notice and no party is under any obligation to keep you advised of such changes. You should not assume that any information in this presentation is accurate as of any date other than the date hereof or otherwise specified herein. None of the Company, any dealer manager, nor each of their respective employees, advisors or affiliates expect to update or otherwise revise the information contained in this presentation or other materials supplied herewith. However, to the extent provided, information in this presentation will be deemed to be automatically superseded and replaced by information provided in the future, including in any Offering Materials. No representation or warranty, express or implied, is or will be made, and no responsibility or liability is or will be accepted by the Company, any dealer manager, or any of their affiliates, shareholders or partners or any of their respective representatives, employees, advisors or agents as to, or in relation to, the accuracy or the completeness of this presentation or any related written or oral information made available. By accepting this presentation, the recipient agrees that none of the Company, any dealer manager, nor any of their affiliates, or shareholders or any of their respective representatives, employees, advisors or agents shall have any liability to the recipient or any other entity claiming by or through the recipient for any loss, injury, damages or expenses arising from or occasioned by or through this presentation, the reliance thereon by the recipient or any other party or the provision of this presentation. Additional information is available from the Company upon request. The contents of this presentation are not to be construed as legal, regulatory, business, accounting or tax advice. You should consult your own attorney, business advisor, accountant and tax advisor as to legal, regulatory, business, accounting and tax advice.

1. Transaction Overview 2. Business Update 3. Key Transaction Terms and Structure ____________________________________________________________________ Appendices Table of Contents 3

Transaction Overview

Executive Summary  On December 3, 2023, Hawaiian Holdings, Inc. (“Hawaiian” or the “Company”) and Alaska Air Group, Inc. (“Alaska”) announced they had entered into a definitive merger agreement (the “Merger Agreement”) under which Alaska will acquire Hawaiian for $18.00 per share in cash, representing a transaction value of approximately $1.9 billion  The merger with Alaska continues to proceed and the Company believes that the transaction is pro-competitive and will be completed by December 2, 2025 at the latest, as specified in the Merger Agreement  Hawaiian remains focused on executing its business plan, bolstering liquidity and managing debt maturities  Completed secured aircraft financing, raising approximately $400 million of additional liquidity  Executing on various operational initiatives to improve cash flow and profitability  As part of these efforts the Company is seeking to extend maturity by 3.25 years on the 5.75% Senior Secured Notes due 2026 (the “2026 Notes”) through an exchange offer  The Company is offering to exchange up to $1.20 billion of 2026 Notes for up to $990 million of New 11% Senior Secured Notes due April 15, 2029 (the “2029 Exchange Notes”) and $210 million of cash ($825 of 2029 Notes and $175 of cash for every $1,000 principal amount of 2026 Notes tendered by the Early Exchange Time)  Transaction will provide participating noteholders with a higher coupon and partial cash paydown at par while maintaining the strong collateral package backed by the loyalty program and Hawaiian brand IP  Hawaiian is also seeking to amend the indenture governing the 2026 Notes to, among other things, release certain collateral and remove covenants and events of default, which would thereafter only benefit holders of the 2029 Exchange Notes  Prior to the launch of the Exchange Offer and Consent Solicitation, holders of the 2026 Notes representing nearly 50% of the aggregate principal amount of the 2026 Notes outstanding (the “Supporting Holders”) have indicated their intent to participate in the Exchange Offer and Consent Solicitation, but no assurance can be given that any such Supporting Holder will participate 5

Sources & Uses, Liquidity, and Pro Forma Capitalization

Sources & Uses of Funds

($ in millions)	
Sources	
New Secured Exchange Notes due 2029	$990.0
Secured Financing	402.5
Total Sources	$1,392.5
Uses	
Cash to Balance Sheet	$172.5
Exchange Secured Notes due 2026	1,200.0
Aircraft Financing Fees	5.0
Estimated Fees & Expenses	15.0
Total Uses	$1,392.5

Pro Forma Liquidity as of 3/31/2024

($ in millions)	
Cash & Cash Equivalents [1]	$897.3
Undrawn Revolving Credit Facility	235.0
Net Proceeds from Secured Financing (In Progress)	172.5
Total Pro Forma Liquidity	$1,304.8
LTM Q1 2024 Revenue	$2,749.2
PF Liquidity as % of LTM Q1 2024 Revenue	47.5%

Pro Forma Capitalization

($ in millions)	LTM As of 3/31/2024	Adj.	PF LTM As of 3/31/2024
Cash & Cash Equivalents [1][2]	$897.3	$172.5	$1,069.8
Capitalization:			
Revolving Credit Facility	-	-	-
New Secured Exchange Notes due 2029	-	990.0	990.0
HawaiianMiles Secured Notes due 2026	1,200.0	(1,200.0)	-
Secured Financing	-	402.5	402.5
Aircraft EETCs	153.1	-	153.1
Yen-Denominated Aircraft Financing	111.4	-	111.4
Apr-24 Aircraft Financing Notes[3]	130.0	-	130.0
PSP1 Promissory Notes	60.3	-	60.3
PSP1 Extension Promissory Notes	27.8	-	27.8
PSP3 Promissory Notes	23.9	-	23.9
Finance Leases	131.4	-	131.4
Total Debt	$1,837.9	$192.5	$2,030.4
Operating Leases	363.1	-	363.1
Total Adjusted Debt[4]	$2,201.0	$192.5	$2,393.5
Market Capitalization (as of 06/21/2024)	655.4	-	655.4
Total Capitalization	$2,856.4	$192.5	$3,048.9

1. Cash and cash equivalents (excl. restricted cash) and short-term investments as of 3/31/2024.
2. Assumes cash held at interest reserve account is used to pay accrued interest at close.
3. In April 2024, Hawaiian entered into (a) a $115.0 million senior note maturing in April 2034, and (b) a $15.0 million junior note maturing in April 2029 to finance the purchase of a second Boeing 787-9 aircraft.
4. Total Adjusted Debt is defined as Total Debt plus the balance sheet liability associated with operating leases.

6

HAWAIIAN AIRLINES.

Exchange Offer Terms 1. As required by the Agreement and Plan of Merger (dated December 2, 2023), prohibiting any prepayment penalties during the 180-calendar day period immediately following the Closing Date. Key Terms Description  Hawaiian is offering new 2029 Exchange Notes and cash consideration for validly tendered 2026 Notes (the “Exchange Offer”) Consideration  In addition to the Total Consideration or Exchange Consideration, as applicable, Eligible Holders whose 2026 Notes are accepted for exchange will be paid the accrued and unpaid interest, if any, to, but not including, the Settlement Date for the Exchange Offer for such 2026 Notes that are validly tendered and accepted Exchange Amount  Up to $990,000,000 aggregate principal amount of 2029 Exchange Notes will be issued pursuant to the Exchange Offer Consent Solicitation  In conjunction with the Exchange Offer, Hawaiian is also soliciting consents to adopt the Proposed Amendments  The Proposed Amendments, if adopted, would (1) eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the 2026 Notes Indenture and (2) remove certain collateral currently securing the 2026 Notes, including among other things all Brand IP, the Brand IP Licenses (which includes the Brand License Fee and rights to any liquidated damages claims thereunder), and the Intercompany Note Minimum Participation Condition  The Exchange Offer is conditioned upon, among other things, the valid tender of a minimum of $1,140,000,000 aggregate principal amount of 2026 Notes (the “Minimum Participation Condition”), provided however, that ▪ (i) if Eligible Holders shall have validly tendered and not validly withdrawn at least $800,000,000, but less than $1,140,000,000, aggregate principal amount of 2026 Notes, the Issuers may accept for exchange such 2026 Notes in their sole and absolute discretion and shall have the right to waive the Minimum Participation Condition without extending the Withdrawal Deadline or Expiration Time and ▪ (ii) if Eligible Holders shall have validly tendered and not validly withdrawn less than $800,000,000 aggregate principal amount of 2026 Notes, the Issuers shall not accept for payment such 2026 Notes and the Issuers shall not have the right to waive the Minimum Participation Condition Call Protection  The 2029 Exchange Notes will be Non-Call 2.5, with a par call window on the closing date and during the 180-calendar day period immediately following the closing of the merger(1) Other  The Issuers have the right to terminate, withdraw, amend or extend the Exchange Offer and Consent Solicitation at any time prior to the Expiration Time Exchange Consideration per $1,000 Principal Amount of 2026 Notes Tendered Total Consideration for 2026 Notes Tendered at or Prior to the Early Tender Time Exchange Consideration for 2026 Notes Tendered after the Early Tender Time Principal Amount of 2026 Notes Outstanding 2029 Exchange Notes (Principal Amount) Cash 2029 Exchange Notes (Principal Amount) Cash $1,200,000,000.0 $825.0 $175.0 $825.0 $125.0 7

✓ Partial cash paydown at par and resetting coupon to market rate, results in significant premium to current trading level ✓ Attractive expected IRR for investors ▪ IRR of 16.7%(4) if refinanced 90 days post close of merger ▪ IRR of 17.1%(4) if refinanced when callable in 2.5 years at 50% of coupon Key Transaction Highlights 1. Assumes new exchange notes are refinanced 90 days post merger Closing Date. 2. Based on June 2024 appraisal by mba Aviation. 3. As required under the Merger Agreement. 4. Based on current trading price of 93.43 as of 6/21/2024; illustratively assumes settlement in July 2024 and merger closing in December 2025. New Senior Secured Exchange Notes due 2029 Significant Coupon Increase ✓ Coupon increase from 5.75% to 11.0% ✓ 57.8%(1) increase in interest payments on reduced principal amount Improved Risk Profile ✓ 17.5 cents paydown at par ✓ Collateral Coverage Ratio increases from 3.3x to 4.0x (21.2% improvement)(2) New Call Protection ✓ Provision allowing for refinancing at par for 180 days following merger incentivizes refinancing(3) ✓ Should merger fail to close, holders benefit from Non-Call 2.5 ▪ 2026 call price steps down to par on January 20, 2025 Immediate Value to Noteholders 1 2 3 8

Transaction Timeline June 2024 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 31 24 25 26 27 28 29 Market Holiday Important Exchange Date 9 July 2024 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Event Description Date Launch Date  Launch of the exchange offer  June 24, 2024, after market close Early Exchange Time  Deadline for Holders to submit bonds into the offer and receive the Total Consideration  July 9, 2024, 5PM ET Withdrawal Deadline  The deadline for Holders to validly withdraw tenders of their 2026 Notes  July 9, 2024, 5PM ET Exchange Expiration  Final day to submit bonds into the exchange offer  July 24, 2024, 5PM ET Final Exchange Settlement  Settlement for bonds exchanged  July 26, 2024

Business Update

Refresher on Hawaiian's Business

Overview

- #1 global passenger airline to Hawai'i and 10th largest airline in the U.S.[1]
- Offers non-stop service to Hawai'i from 16 U.S. mainland cities, more than any other airline
- Premium service and a differentiated travel experience rooted in Hawai'i's culture
- High repeat customer base that is over 90% leisure / visiting friends and relatives ("VFR")
- Hawai'i's flag carrier and only major local airline providing critical infrastructure and employment to the state since 1929
- Launched the Amazon cargo business in October 2023 to provide asset light CMI[4] services with an expected initial fleet of 10 A330Fs

Key Facts

- ~230 Average Daily Flights[2]
- 64 Aircraft in Fleet[3]
  25 Widebodies
  2 Dedicated Freighters
- 30+ Destination Across U.S. and Pacific
- ~11mm Annual Passengers
- #1 U.S. Carrier in 2023 (Travel + Leisure)[5]
- #1 For Profit Employer in the State of **Hawai'i**[6]

1. Based on RPMs reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of January 2024.
2. Approximate average for Q2 2024.
3. As of 3/31/2024. In April 2024, the Company took delivery of its second B787-9 aircraft. The third A330F as part of the Amazon contract was delivered on May 31, 2024.
4. Refers to Crew, Maintenance and Insurance.
5. *Based on Travel + Leisure magazine's survey of readers.*
6. *Hawai'i Business Magazine released October 2023. Based on number of 2022 employees.*

11

HAWAIIAN AIRLINES.

Built to Serve Hawai‘i with the Best Network 1. As of May 2024. Excludes code share partners and cargo business. Seasonal service between Honolulu and Auckland scheduled to resume November 15, 2024. Route Network(1)  Began Boeing 787-9 Dreamliner revenue service in April 2024  Launched new flying from Salt Lake City to Honolulu and Sacramento to Lihu`e and Kona  Increased summer flights between Honolulu and Austin, Boston, Las Vegas and Pago Pago  Added a fourth daily flight between Honolulu and Los Angeles from May 24 through September 2  Hawaiian received its third A330- 300F freighter from Amazon Network Update More flights to Hawai‘i and more cities with service to Hawai‘i than any other carrier in the world 12

Critical Infrastructure to the State of Hawai'i

"Hawai'i's economy relies heavily on critical infrastructure that is provided by interisland flights. The state's unique geography requires this service for the economy to function."
- ICF Consulting Report (February 2023)

Hawai'i's Largest For-Profit Employers[1]

#1	Hawaiian
#2	Hawaiian Electric Industries
#3	Matson
#4	Bank of Hawai'i
#5	First Hawaiian Bank

Critical to Hawai'i's Economy[2]

Hawaiian is directly or indirectly responsible for supporting the following:

- 54K total jobs across Hawai'i
- >$10 billion of annual industry activity
- ~11% of Hawai'i's GDP
- $3.3 billion of annual visitor spend
- $607 million in state taxes

Hawai'i's Economy Runs on Tourism

Hawai'i Visitor Arrivals by Mode[3]



Arrivals by Cruise
1%
Arrivals by Air
99%

Hawai'i Air Visitor Trip Purpose[3]



Other
5%
Leisure / VFR
95%

The tourism industry touches every aspect of the Hawai'i economy with 70% of every dollar generated directly or indirectly by the tourism economy[4]

1. *Hawai'i Business Magazine released October 2023.* Based on number of 2022 employees.
2. Based on 2022 per ICF Consulting Report (February 2023).
3. *Based on 2022 per Hawai'i Tourism Authority. Leisure / VFR includes vacation, honeymoon, weddings and visit friends / relatives.*
4. As per the Maui Economic Development Board website accessed on 6/7/2024 – *"The visitor industry touches every aspect of our three* islands – approximately 70% of every dollar is generated directly or indirectly by the visitor industry – *it is irrefutably the "economic engine" for the County of Maui."*

13

HAWAIIAN AIRLINES.

Residents Depend on Hawaiian for Intrastate Travel

"To paraphrase former Governor Lingle, Hawaiian is the freeway system for the Hawaiian Islands."
- Paul Brewbaker; Chief Economist for the Bank of Hawai'i (July 2019)


KAUA'I
Līhu'e
NI'IHAU
O'AHU
Honolulu
MOLOKA'I
LĀ NA'I
KAHO'OLAWE
Kahului
MAUI
Hilo
Kailua-Kona
HAWAI'I
ISLAND

more than **70%** local traffic(1)

150+
average daily flights between the Neighbor Islands(2)

23
average round-trips daily between Honolulu and Maui(2)

On average, a Hawaiian flight departs every
5 Minutes
between the Neighbor Islands(3)

Without ferry service or other meaningful ways to travel between the islands,
Hawai'i residents rely on Hawaiian to move around the state

Source: Diio Mi.
1. Based on LTM Q1 2024.
2. Based on the average of LTM Q1 2024.
3. For departures/arrivals between 6:00 AM HT and 7:00 PM HT. Based on the average of LTM Q1 2024.

14

HAWAIIAN AIRLINES.

Key Cargo Lifeline for Hawai‘i Source: ICF Consulting Report (February 2023), DOT T-100. 1. As of 2022. As per the ICF Consulting Report (February 2023) and Hawaiian estimates. 2. Based on Hawai‘i’s exports by air to the U.S. mainland and foreign markets. As per the ICF Consulting Report (February 2023). 15 Hawaiian imports 820 tons of cargo from the U.S. mainland each week(1) Hawaiian handles 150 tons of Neighbor Island cargo each week(1)  Hawaiian is the largest air cargo service provider to Hawai‘i excluding UPS and FedEx  UPS and FedEx provide a different (and more expensive) service – they cannot replace Hawaiian  Due to its high frequency network, Hawaiian transports the most critical goods within the state  Air exports have grown an average of 2-3% each year since 2009(2)  New Amazon cargo business to further expand Hawaiian’s cargo capabilities Hawaiian’s Critical Cargo Service for Hawai‘i As an island economy, Hawai‘i requires consistent and frequent air cargo service, which makes Hawaiian an irreplaceable link between the Neighbor Islands, to North America and International markets

2.1% 6.9% Passenger Revenue RASM Performance Update by Market Domestic (NA + NI) North America (NA)  Continues to perform well with healthy demand  Expectations for the Summer peak remain strong  Continued improvements in advanced bookings in Maui  Benefited from spill traffic from MAX carriers  Most of Hawaiian’s A321 engines have already been overhauled in Q1 2024 with all now flying again Neighbor Island (NI)  Strong close-in demand and improving yields / unit revenues  Strongest unit revenue improvement since Q2 2022  Continue to meaningfully outperform Southwest with much higher load factors and PRASM Pacific  Japan point-of-sale recovery has flattened given weak Yen  Partially mitigated by strong US point-of-sale into Japan and other international markets  RASM down when compared to Q1 2023 Pacific Q1 2024 YoY Performance $452 $132 Commentary Q1 2024 Revenue: 24.3% (2.8%) Passenger Revenue RASM 16 Q1 2024 ASMs increased 27.9% YoY

Asset Light Cargo Business with Amazon Contract 1. Effective as of October 20, 2022. Amazon may elect to extend the ATSA for two years. At the end of the extension period, Amazon and Hawaiian may mutually agree to extend the term for three additional years. Overview  Eight-year CMI agreement with 2- year and 3-year extension options after initial term(1)  Hawaiian provides crew to operate up to an initial 10 A330-300F aircraft for Amazon under Hawaiian’s operating certificate  Hawaiian to also provide insurance and maintenance services for the aircraft (insurance and heavy maintenance paid by Amazon)  Operations will be focused at airports near Amazon’s product fulfilment centers on the U.S. mainland  Opportunities to grow business over time in line with Amazon’s needs Key Benefits to Hawaiian ✓ Asset-light business model with all aircraft provided by Amazon ✓ Diversified source of revenue distinct from passenger business ✓ Pass-through of significant cost items, including fuel ✓ Increased scale of A330 platform provides operational and cost synergies ✓ Incremental wide-body captain and first officer positions are highly attractive and support Hawaiian’s positioning in the competitive labor market Generating strong diversified cash flows with three aircraft currently operating and seven of ten expected to be operating by end of Q1 2025 17

Hawaiian's Loyalty Business Continues to Outperform

Key Details[1]

# of Members

- ~12.3 million total members
- ~2.3 million active members

Card Partners

barclaycard, mastercard, Bank of Hawaii

- 700k+ co-brand and debit card holders
- Local agent bank, which has #1 position in Hawai'i

Historical Total Membership



6% CAGR
9.9
12.3
2019
2023

Member Demographics[1]



Hawai'i 18%
Other 31%
Mainland U.S. 51%

Select Travel Partners

jetBlue, Marriott Bonvoy, Japan Airlines, AVIS, 'Alohilani Resort, Korean Air, Budget

Key Loyalty Partners

Foodland, HELE, Bank of Hawaii, American Express

Recognition

WalletHub

Top 5 Best Frequent Flyer Programs of 2024

Significant cash flows and customer benefits from award-winning HawaiianMiles Loyalty Program

1. As of December 31, 2023. Active members defined as members with activity over the trailing 18-month period. Member demographics based on active members.

18

HAWAIIAN AIRLINES

Significant and Increasing Cash Revenue from Collateral Assets 1. Represents cash proceeds received from the sale of HawaiianMiles Program miles, cash proceeds received from the sale of mileage credits pursuant to co-branded credit card agreements with the Payment Partners and cash proceeds received from the Premier Club Program. 2. Illustrative cash proceeds attributable to the Brand IP Licenses as if the license was in effect at the beginning of those periods, calculated in accordance with the terms of the Brand IP Licenses, which is a quarterly amount equal to the greater of (a) $8.75 million and (b) two percent (2%) of Hawaiian’s total revenue in the immediately prior four fiscal quarters, divided by four. ($ in millions) 2015 2016 2017 2018 2019 2020 2021 2022 2023 Third Party Loyalty Revenue $149 $172 $180 $203 $235 $159 $215 $275 $290 Pro Forma Adjustments Brand IP License Payments $46 $47 $51 $55 $57 $47 $35 $41 $55 Total Cash Flow from Collateral $195 $219 $231 $258 $292 $206 $250 $316 $345 Third Party Loyalty % of Total Cash Flow from Collateral 76% 79% 78% 79% 81% 77% 86% 87% 84% (1) (2) Hawaiian generated $345 million in pro forma cash revenue (cash flows) in 2023 from the loyalty and IP collateral Historical Cash Flows from Collateral Assets 19

Significantly Outsized Loyalty Program Membership Source: Company filings, T-100. 1. Hawaiian loyalty members as of December 2023. Others based on most recent available loyalty member information. 2. Calculated as total loyalty members (as defined above) divided by 2023 passengers flown. Loyalty Members(1) per Passengers Flown(2) 1.1 0.7 0.6 0.5 0.2 Hawaiian punches well above its weight in loyalty with its program having the largest membership relative to the size of the airline 20

47.5% 43.1% 43.1% 30.8% 27.0% 22.8% 22.3% 21.6% 18.9% 17.4% 12.5% Large Liquidity Cushion Source: Company filings. Note: Revenue figures represent LTM Q1 2024 for all airlines. 1. Liquidity includes sum of cash and cash equivalents, short-term investments and undrawn revolver balance. 2. Pro forma for exchange offer which includes the exchange of $1.20 billion of 2026 Notes for up to $990 million of New 2029 Exchange Notes and $210 million of cash. Peer Median: 22.6% Pro Forma(2) 21 Liquidity(1) as a % of Q1 2024 LTM Revenue

✓ Combines complementary airline networks with less than 3% of overlap between both airlines unlike the significant overlap in other recently attempted industry mergers ✓ Similar products and value propositions unlike other recently attempted industry transactions ✓ Preserves and expands high-quality, best-in-class product offerings at various price points to make air travel accessible to a wide range of consumers ✓ Expands service and convenience by tripling the number of destinations throughout North America for Hawai‘i residents ✓ More choice and increased connectivity for passengers traveling throughout the Continental U.S., U.S. West Coast and across the Pacific Compelling Rationale for Alaska Transaction Approval 22 Hawaiian believes in the pro-consumer benefits of the merger and that it will be completed by December 2, 2025 at the latest, as specified in the Merger Agreement

Robust Standalone Plan in Event Sale is Blocked Source: Diio Mi. 1. Capacity figures are based on available seat miles (ASMs). 23 Tailwinds for Future Performance Winning the Neighbor Island Market ✓ New 787s doubling the amount of premium seating on routes with highly competitive operating costs ✓ Diversifying revenue sources with Amazon business ramping up ✓ Improving service for customers with Starlink Wi-Fi deployment ✓ All A321neos back in service post GTF engine supply issues ✓ Robust liquidity position 2023 NI Load FactorIndexed Average NI Fares Re-Allocating Capacity(1) to Stronger North American Market North America International Neighbor Island (% of 2019) (% of Total ASMs) 72.5% 73.9% 73.8% 80.2% 2020 2021 2022 2023 73.7% 45.9% 63% 71% 2019 2023 31% 24% 2019 2023 6% 5% 2019 2023 Hawaiian is responding to changes in the external environment to ensure its business remains robust in any scenario

Key Transaction Terms and Structure

Collateral Includes Hawaiian’s Loyalty Program and Brand IP Asset Base 1. Subject to a minimum annual license payment of $35 million, payable quarterly.  Secured by all assets of the Company’s HawaiianMiles loyalty program, including (1) the cash revenue from the HawaiianMiles loyalty program and Premier Club program (received into a cash control account at a Cayman Islands SPV (HawaiianMiles Loyalty, Ltd.)) and (2) the intellectual property required or necessary to operate the loyalty program (the “Loyalty Program IP”)  Co-branded credit card revenue is driven by consumer spending, and has proven to be resilient through the pandemic and other cycles relative to revenue from passenger air travel  Financing structure ring-fences third party loyalty program revenues into a structurally senior SPV ▪ Loyalty program expenses are consolidated at Hawaiian Airlines, Inc. and as a result do not directly burden loyalty program revenues Hawaiian Brand Intellectual Property  Secured by Hawaiian’s brand intellectual property (non- loyalty intellectual property utilized in connection with the airline’s operations) (the “Brand IP”)  Brand IP is owned by a Cayman Islands SPV (Hawaiian Brand Intellectual Property, Ltd.) and licensed back to Hawaiian at a contracted rate of 2% of Hawaiian‘s annual consolidated gross revenue, subject to an annual floor(1)  License payments made quarterly and received into a cash control account at Hawaiian Brand Intellectual Property, Ltd. The New 2029 Exchange Notes are secured by important assets of Hawaiian, the cash revenues from which are contracted or recurring HawaiianMiles Loyalty Program 25

Structure Provides Meaningful Downside Protection  “Lock box” on cash revenues, from loyalty program assets and intellectual property license, resulting in the Notes being serviced from gross cash collections  Bankruptcy-remote features, including offshore debt issuers, each with an independent Director appointed to its board and a “golden share” issued to the Collateral Agent  First priority security interest in Hawaiian’s brand intellectual property, with license that incentivizes bond performance  Quarterly debt service coverage ratio (“DSCR”) tests that force de-leveraging in a downside scenario  Additional credit support provided by (1) interest reserve account, (2) parent guarantees, and (3) large “triple dip” unsecured claim triggered in the event of a license termination 1 2 3 4 5 Cash Collections from Hawaiian and Third Parties Quarterly Cash Flow Debt service Excess cash released to Issuers (enabling further release to Hawaiian) 50% excess cash flow offer to repurchase based on DSCR triggers 1 2 3 26

Summary of Terms – Key Provisions

Summary Terms		
	Existing Terms	New Exchange Notes Terms
Issuers	• Hawaiian Brand Intellectual Property, Ltd. (the "Brand Issuer") and HawaiianMiles Loyalty, Ltd. (the "Loyalty Issuer," and together with the Brand Issuer, the "Issuers" and each an "Issuer")	• Same as existing
Securities Offered	• $1.20 billion principal amount Senior Secured Notes due 2026	• Up to $990 million issued New 2029 Exchange Notes to replace existing 2026 Notes at 82.5 cents
Interest Rate	• 5.75%	• 11.0%
Maturity	• January 20, 2026	• April 15, 2029
Call Protection	• Non-Call 3 (make-whole @ T+50 bps); callable at par plus half the coupon in Year 4 and par in Year 5	• Non-Call 2.5; Callable at par on the closing of the merger and for the following 180-calendar days[1]. Callable at par plus half the coupon in 2027 and at par in 2028
Guarantors	• Hawaiian Holdings, Inc., Hawaiian Airlines, Inc., Hawaiian Finance 1, Ltd. ("HoldCo 1"), and Hawaiian Finance 2, Ltd. ("HoldCo 2")	• Same as existing
Security	• The Notes will be secured on a senior basis by first-priority security interests in substantially all of the assets of the Issuers (collectively, the "Issuer Collateral") • The note guarantee of Hawaiian will be secured by (i) a first-priority security interest in 100% of the equity interests in HoldCo 1 (other than the special share issued to the Special Shareholder) and (ii) certain other collateral owned by Hawaiian, including, to the extent permitted by such agreements or otherwise by operation of law, any of Hawaiian's rights under the HawaiianMiles Agreements and the IP Agreements (each as defined herein) (collectively, the "Hawaiian Collateral") • The note guarantees of the Cayman Guarantors will be secured by first-priority security interests in substantially all of the assets of the Cayman Guarantors (collectively, the "Subsidiary Collateral" and, together with the Issuer Collateral and the Hawaiian Collateral, the "Collateral"), including pledges of the equity of their respective subsidiaries	• Same as existing
Special Interest Trigger	• If the loan-to-value ratio (the "LTV Ratio") exceeds 62.5%, the interest rate on the Notes will increase to an annual rate that is 2.0% higher than the original coupon until the LTV Ratio does not exceed 62.5%	• Same as existing

1. As required by the Merger Agreement.

27

HAWAIIAN AIRLINES.

Summary of Terms – Additional Provisions Summary Terms Existing Terms New Exchange Notes Terms Pari Passu First Lien Debt Capacity  Permitted subject to pro forma compliance with a 4.0x DSCR thereafter  Subject to condition requiring prior written confirmation from each rating agency that incurrence of pari passu first lien debt will not result in pro forma ratings below the lower of the rating on the Notes at the time of incurrence and the initial issue ratings  Same as existing Financial Maintenance Covenant  Minimum unrestricted liquidity threshold of $300 million (maintained at all times)  Same as existing Affirmative and Negative Covenants  Standard reporting covenants, separateness covenants with respect to the Issuer(s) and the HoldCos, limitations on material adverse changes to the loyalty program, as well as limitations on indebtedness, liens on the Collateral, certain business activities, and repayment obligations in connection with a parent change of control  Appraisal Delivery Requirement: Annual  Same as existing Cash Trap Event  If the quarterly DSCR test is not satisfied, subject to cure rights, 50% of forward cash available after debt service will be trapped in the ECF Account, and the Issuers will be required to make an offer to repurchase the Notes at par  DSCR Testing Threshold: 2.0x  Same as existing Bankruptcy Make Whole Provision  Customary language in the remedies section providing that any premium on the notes will be payable in the event of any acceleration due to an event of default, including in bankruptcy 28

Corporate Structure – New Exchange Notes



Hawaiian Holdings, Inc.
Hawaiian Airlines, Inc.
Other Non-Guarantor Subsidiaries
Transfer of Brand Intellectual Property via Contribution Agreements
Non-Loyalty IP License
Non-Loyalty IP Royalties
100%
Loyalty IP License
Transfer of Loyalty IP via Contribution Agreements
Assign rights and revenues of third-party loyalty program contracts
Hawaiian Finance 1, Ltd. ("HoldCo 1")
100%
Inter-company Loan
Hawaiian Finance 2, Ltd. ("HoldCo 2")
100%
100%
Hawaiian Brand Intellectual Property, Ltd.
Brand IP Assets
Collection Account
HawaiianMiles Loyalty, Ltd.
Interest Reserve Account
Loyalty IP Assets
Collection Account
Third party loyalty program revenues
Interest and Principal
Senior Secured Notes
Interest and Principal
New Senior Secured Exchange Notes
Co-Issuers
Security Interest for Shared Collateral
Security Interest for Separate Collateral
Guarantor

Pursuant to the Proposed Amendments, upon consummation of the Exchange Offer any 2026 Notes that remain outstanding will cease to be secured by (i) the Intercompany Loan and (ii) any of the Separate Collateral, including the Brand License.

29

HAWAIIAN AIRLINES.

Appendices

Current Debt Maturity Profile 1. In April 2024, Hawaiian entered into (a) a $115.0 million senior note maturing in April 2034, and (b) a $15.0 million junior note maturing in April 2029 to finance the purchase of a second Boeing 787-9 aircraft. 31 Debt Maturity Profile (As of Q1-24) 64 148 128 235 1,200 112 130 33 299 1,348 22 370 2024E 2025E 2026E 2027E 2028E & Beyond EETCs & Aircraft Financing RCF due 2025 Secured Notes due 2026 PSP Notes Apr-24 Aircraft Financing Notes ($ in millions) (1)